UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Enduro Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35333	45-6259461
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
601 Travis Street
16th Floor
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the sale transaction disclosed in Item 8.01 below, on September 4, 2018, Enduro Royalty Trust (the “Trust”) amended its Certificate of Trust by filing a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment provides for the change of the Trust’s name from “Enduro Royalty Trust” to “Permianville Royalty Trust” (the “Name Change”), effective September 14, 2018.

The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), approved the Name Change pursuant to the Amended and Restated Trust Agreement dated November 3, 2011 among Enduro Resource Partners LLC, the sponsor of the Trust (“Enduro”), the Trustee and Wilmington Trust Company, as Delaware trustee of the Trust (the “Trust Agreement”), under which unitholder approval is not required to effect a name change of the Trust. The Name Change does not affect the unitholders of the Trust, and there were no other changes to the Certificate of Trust in connection with the Name Change. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.  Other Events.

As previously disclosed, on July 19, 2018, Enduro Resource Partners LLC (“Enduro”), the sponsor of the Trust, entered into a Purchase and Sale Agreement with COERT Holdings 1 LLC (“COERT”) for the properties in which the Trust holds a net profits interest and all of the outstanding units of beneficial interest in the Trust owned by Enduro. On August 31, 2018, the parties closed the transaction contemplated by the Purchase and Sale Agreement.

In connection with the transaction, COERT and certain affiliates assumed all of Enduro’s obligations under the Amended and Restated Trust Agreement of the Trust and other instruments to which Enduro and the Trustee are parties. The Trust expects to continue in the normal course without disruption to the unitholders, and the resulting sale is not expected to have an impact on the operations and future cash flows of the Trust.

On September 4, 2018, the Trust issued a press release announcing that, following the closing of the transaction, the Trust will change its name to Permianville Royalty Trust and will change its trading symbol on The New York Stock Exchange (the “NYSE”) from “NDRO” to “PVL”, both of which will become effective as of the commencement of trading on the NYSE on September 14, 2018. As disclosed in Item 5.03 above, the Trust has filed a Certificate of Amendment to its Certificate of Trust with the Secretary of State of the State of Delaware to effect the name change.

The new CUSIP number for the Trust as of September 14, 2018 will be 71425H 100.

A copy of the press release issued by the Trust announcing the closing of the transaction between Enduro and COERT, the name change and the new trading symbol is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Trust, as filed with the Secretary of State of the State of Delaware on September 4, 2018.

99.1	Enduro Royalty Trust Press Release dated September 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enduro Royalty Trust
	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: September 5, 2018		By:	/s/ Sarah Newell
Sarah Newell
Vice President